Exhibit (99)
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

                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries  of  Owens  Corning  (9/30/98)      Which Organized

Accord Vinyl Siding Inc.                         Ontario
AmeriMark Building Products, Inc.                Delaware
Carriage Hill Stone Co.                          Ohio
Commercial Owens Corning Chile Limitada          Chile
Crown Manufacturing Inc.                         Canada
Cultured Stone Corporation                       California
Deutsche Owens-Corning Glasswool GmbH            Germany
Engineered Pipe Systems, Inc.                    Delaware
Engineered Yarns America, Inc.                   Massachusetts
Eric Company                                     Delaware
European Owens-Corning Fiberglas, S.A.           Belgium
Fabwel, Inc.                                     Indiana
Falcon Foam Corporation                          Delaware
Fibreboard Corporation                           Delaware
Flowtite Argentina AS                            Argentina
Flowtite AS                                      Norway
Flowtite Iberica, S.A.                           Spain
Flowtite Offshore Services Ltd.                  Cyprus
Flowtite Pipe & Tanks AS                         Norway
Flowtite Technology AS                           Norway
Goodman Ventures, Inc.                           Delaware
IPM Inc.                                         Delaware
Integrex                                         Delaware
Jefferson Holdings, Inc.                         Delaware
LMP Impianti Srl                                 Italy
Matcorp, Inc.                                    Delaware
Norandex Inc.                                    Delaware
N.V. Owens-Corning S.A.                          Belgium
OC Celfortec Inc.                                Canada
O/C/FIRST CORPORATION                            Ohio
OCFOGO, Inc.                                     Delaware
O.C. Funding B.V.                                The Netherlands
O/C/SECOND CORPORATION                           Delaware
OCW Acquisition Corporation
  (dba, Delsan Industries  Corp.)                Delaware
Owens Corning (Anshan) Fiberglas Co. Limited     China
Owens Corning (China) Investment Company, Ltd.   China
Owens Corning Building Materials Espana S.A.     Spain
Owens-Corning Building Products (U.K.) Ltd.      United Kingdom
Owens Corning Canada Inc.                        Canada
Owens-Corning Capital Holdings I, Inc.           Delaware
Owens-Corning Capital Holdings II, Inc.          Delaware
Owens-Corning Capital L.L.C.                     Delaware
Owens Corning Cayman (China) Holdings            Cayman Islands
Owens-Corning Cayman Limited                     Cayman Islands
Owens-Corning Changchun Guan Dao Company Ltd.    China
Owens Corning Espana SA                          Spain
Owens-Corning Fiberglas A.S. Limitada            Brazil
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

                                                 State or Other
                                                 Jurisdiction
                                                 Under the Laws of
Subsidiaries  of  Owens  Corning  (9/30/98)      Which Organized



Owens-Corning Fiberglas Deutschland GmbH         Germany
Owens-Corning Fiberglas Espana, S.A.             Spain
Owens-Corning Fiberglas France S.A.              France
Owens-Corning Fiberglas (G.B.) Ltd.              United Kingdom
Owens-Corning Fiberglas Norway A/S               Norway
Owens-Corning Fiberglas S.A.                     Uruguay
Owens-Corning Fiberglas Sweden Inc.              Delaware
Owens-Corning Fiberglas Technology Inc.          Illinois
Owens-Corning Fiberglas (U.K.) Ltd.              United Kingdom
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd. United Kingdom
Owens-Corning Finance (U.K.) PLC                 United Kingdom
Owens Corning Foamular Board Company Limited     China
Owens-Corning FSC, Inc.                          Barbados
Owens-Corning Funding Corporation                Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.    China
Owens-Corning Holdings Limited                   Cayman Islands
Owens Corning HT, Inc.                           Delaware
Owens-Corning Isolation France S.A.              France
Owens Corning (Japan) Ltd.                       Japan
Owens Corning Mexico, S.A. de C.V.               Mexico
Owens-Corning Ontario Holdings Inc.              Ontario
Owens-Corning Overseas Holdings, Inc.            Delaware
Owens Corning Pipe (Africa) Pvt. Ltd.            Zimbabwe
Owens Corning Polyfoam UK Ltd.                   United Kingdom
Owens-Corning Real Estate Corporation            Ohio
Owens Corning (Shanghai) Fiberglas Co., Ltd.     China
Owens Corning (Singapore) PTE Ltd.               Singapore
Owens Corning South Africa (Pty) Ltd.            South Africa
Owens-Corning (Sweden) AB                        Sweden
Owens-Corning (UK) Holdings Limited              United Kingdom
Owens-Corning Veil Netherlands B.V.              The Netherlands
Owens-Corning Veil U.K. Ltd.                     United Kingdom
P Metals, Inc.                                   Delaware
Prestige Vinyl Siding Inc.                       Ontario
Procanpol SP.Z.O.O.                              Poland
Quest Industries, LLC                            Delaware
Scanglas Ltd.                                    United Kingdom
Soltech, Inc.                                    Kentucky
T Acquisition Inc.                               Delaware
Trumbull Asphalt Co. of Delaware                 Delaware
Vytec Corporation                                Ontario
Vytec Sales Corporation                          Delaware
Willcorp, Inc.                                   Delaware
Wrexham A.R. Glass Ltd.                          United Kingdom
10110 Newfoundland Limited                       Newfoundland
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